EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The First American Financial Corporation of our report dated February 9, 1997, appearing on page 19 of The First American Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


By: /s/ Price Waterhouse LLP
    ------------------------
Price Waterhouse LLP
Costa Mesa, California
Date:  March 26, 1998